UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 10, 2005

ADVANCED LIFE SCIENCES HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51436	30-0296543
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1440 Davey Road
	Woodridge, Illinois	60517
	(Address of principal executive offices)	(Zip Code)

(630) 739-6744

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

On August 10, 2005, Advanced Life Sciences Holdings, Inc. (“ALS”) entered into a Third Amendment to License Agreement with Abbott Laboratories, a stockholder of ALS.  The amendment, which is filed as an exhibit to this Form 8-K, provides for a $3.0 million reduction to the $5.0 million milestone payment obligation that is payable to Abbott Laboratories on October 31, 2005 or, if earlier, upon ALS’s initiation of pivotal Phase III clinical trials for cethromycin.  In exchange, Abbott Laboratories received 600,000 shares of ALS’s common stock in a concurrent offering contemporaneous with the initial public offering of ALS.

Item 9.01.      Financial Statements and Exhibits.

(c)                                  Exhibits:

Exhibit No.	Description

10.10	License Agreement, dated December 13, 2004, by and between Abbott Laboratories and Advanced Life Sciences Holdings, Inc. (as amended on April 27, 2005, August 2, 2005 and August 10, 2005)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED LIFE SCIENCES HOLDINGS, INC.

Date: August 12, 2005	By:	/s/ MICHAEL T. FLAVIN
	Name:	Michael T. Flavin
	Title:	Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.10	License Agreement, dated December 13, 2004, by and between Abbott Laboratories and Advanced Life Sciences Holdings, Inc. (as amended on April 27, 2005, August 2, 2005 and August 10, 2005)